EXHIBIT 99.5

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 13D
UNDER THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 2)

ISRAMCO, INC.
(Name of Issuer)

Common Stock, par value $.01 per share
(Title of Class of Securities)

465141109 (CUSIP Number) Wynne B. Stern, Jr., Esq. 342 Madison Avenue, Suite 1002 New York, New York 10173 (212) 808-0042

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

March 1, 1996
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b) (3) or (4), check the following box: ☐

Check the following box if a fee is being paid with the statement: ☐

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	J.O.E.L. Jerusalem Oil Exploration Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	WC
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	14,648,725 shares
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	14,648,725 shares
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	14,648,725 shares
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	46.2%
14)	Type of Reporting Person	CO

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Pass-Port Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Israel Credit Lines (Central) Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Israel Credit Lines Complementary Financial Services Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	K.U. Limited Partnership (1995) (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	K.U. Integrated Holdings Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	PN

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Michlol Kanot Holdings Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Carmen Assets and Investments Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

Items 2 and 7 of the Schedule 13D filed with the Securities and Exchange Commission (the “Commission”) on September 20, 1995, as amended by Amendment No. 1 thereto, filed with the Commission on January 20, 1996 (collectively, the “Schedule 13D”), relating to the common stock, par value $.01 per share, of Isramco, Inc., are hereby amended by adding thereto the information set forth below. All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Schedule 13D.

Item 2.   Identity and Background.

Item 2 of the Schedule 13D is hereby amended to include the following information:

This Amendment No. 2 to the Schedule 13D is being filed by (i) JOEL, (ii) Pass-Port, (iii) ICL, (iv) Credit Lines, (v) the Partnership, (vi) the General Partner (vii) Michlol Kanot Holding Ltd., an Israeli corporation (“Michlol” and, together with JOEL, Pass-Port, ICL, Credit Lines, the Partnership, and the General Partner, the “Reporting Persons”). The business address of Michlol is 18 Hazait Street, Karme Yosef, Israel. The principal business of Michlol is to hold a partnership interest in the Partnership, and owned 50% of the shares of stock of the General Partner and related matters, as described herein.

On December 12, 1995, Credit Lines and ICL entered into an agreement (the “Sale Agreement”) with Carmen Assets and Investments Lid. (“Carmen”), whereby Credit Lines and ICL, on the one hand, and Carmen, on the other hand, agreed to establish Michlol, and, thereupon ICL and Credit Lines agreed to transfer to Michlol all of their partnership interests in the Partnership, and ICL would transfer all of its shares of stock in the General Partner to Michlol. Kingsway, the other limited partner in the Partnership, and a 50% shareholder in the General Partner, gave its consent to the transaction.

On March 1, 1996, the transactions contemplated by the Sale Agreement were consummated and became effective. The transfer of the Partnership interests and the shares of stock of the General Partner resulted in the indirect ownership by Michlol of approximately 19.8% of the outstanding capital stock of Pass-Port.

As a result of the foregoing, Michlol (as one of the two stockholders of the General Partner), and Carmen, as a 50% owner of Michlol, may each be deemed to control Pass-Port and JOEL.

Information concerning the directors and executive officers of JOEL, set forth on Schedule A to the Schedule 13D, is hereby amended in its entirety and, as so amended, is set forth on Schedule A hereto.

Information concerning the directors and executive officers of Pass-Port, set forth on Schedule B to the Schedule 13D, is hereby amended in its entirety and, as so amended, is set forth on Schedule B hereto.

Information concerning the directors and executive officers of ICL, set forth on Schedule C to the Schedule 13D, is hereby amended in its entirety and, as so amended, is set forth on Schedule C hereto.

Information concerning the directors and executive officers of Credit Lines, set forth on Schedule D to the Schedule 13D, is hereby amended in its entirety and, as so amended, is set forth on Schedule D hereto.

Information concerning the directors and executive officers of K.U. Integrated Holdings Ltd., is set forth on Schedule E hereto.

Information concerning the directors and executive officers of Kingway, is set forth on Schedule F hereto.

Information concerning the directors and executive officers of Michlol is set forth on Schedule G hereto.

Information concerning the directors and executive officers of Carmen is set forth on Schedule H hereto.

Each of the directors and executive officers of JOEL, Pass-Port, ICL, Credit Lines, the General Partner, Kingsway and Michlol listed on Schedules A, B, C, D, E, F and G hereto, respectively, is a citizen of Israel unless otherwise indicated on the Schedules.

During the last five years, the directors and executive officers of JOEL, Pass-Port, ICL, Credit Lines, the General Partner, Kingsway and Michlol listed on Schedules A, B, C, D, E, F and G hereto, respectively, have not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in his having been or being subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities law or finding any violation with respect to such laws.

Information with respect to each Reporting Person and any person controlling such Reporting Person is given solely by such Reporting Person, and none of the Reporting Persons has responsibility for the accuracy or completeness of information supplied by any other Reporting Person.

Item 7.   Materials to be filed as Exhibits

Exhibit 7 - Joint Filing Agreement

Exhibit 8 - Sale Agreement, dated December 12, 1995 by and among ICL, Credit Lines, and Carmen, with the consent of Kingsway.

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person or entity whose signature appears below constitutes and appoints Yuval Ran and David David, and each of them, its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all amendments to this Statement on Schedule 13D and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in -fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them. or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

J.O.E.L. JERUSALEM OIL EXPLORATION LTD.

March 26, 1996	By:	/s/ David David
David David
Chief Executive Officer

PASS-PORT LTD.

March 27, 1996	By:	/s/ Haim Tsuff
Haim Tsuff
Chairman of the Board

ISRAEL CREDIT LINES (CENTRAL) LTD.

March 26, 1996	By:	/s/ Yuval Ran
Yuval Ran
Chairman of the Board
Chief Executive Officer

ISRAEL CREDIT LINES COMPLEMENTARY FINANCIAL
SERVICES, LTD.

March 26, 1996	By:	/s/ Yuval Ran
Yuval Ran
Chariman of the Board and
Chief Executive Officer

K.U. LIMITED PARTNERSHIP (1995)

By:	K.U. INTEGRATED HOLDINGS LTD.
General Partner

March , 1996	By:
Haim Tsuff
Director

March 26, 1996	By:	/s/ Yuval Ran
Yuval Ran
Director

K.U. INTEGRATED HOLDINGS LTD.

March 27, 1996	By:	/s/ Haim Tsuff
Director

March 26, 1996	By:	/s/ Yuval Ran
Yuval Ran
Director

March 26, 1996	MICHLOL KANOT HOLDINGS LTD.

	By:	Zvika Livnat
Zvika Livnat
Director

By:	/s/ Yuval Ran
Yuval Ran
Director

March 26, 1996	CARMEN ASSETS AND INVESTMENTS LTD.

	By:	Zvika Livnat
Zvika Livnat
Director

SCHEDULE A
DIRECTORS AND EXECUTIVE OFFICERS
OF
J.O.E.L. JERUSALEM OIL EXPLORATION LTD.

NOAH LANDNER
Director
15 Ochmanit Street, Ramat Efal, Israel
Attorney

MICHAL MALCAH
Director
57 Tagor Street, Ramat Aviv, Tel Aviv, Israel
Trainee at Attorney’s office

YIGAL ELHADAD
Director
90 Herbert Samuel Street, Hadera, Israel
Accountant, director of Polygon Co., a public company dealing in textiles

ARIEH PERL
Director
41 Alexander Zeid Street, Naveh Oz, Petach Tikva, Israel
Manager of several companies; director of Polygon Co., a textile company

JACOB EPHRATI
Director
18 David Niv Street, Pisgat Zeev, Jerusalem, Israel
Treasurer of the Municipality of Jerusalem; Director of: Moria Jerusalem Development Co. Ltd.,
Administration and Finance Company of the Local Government Ltd., Mifal Hapais Ltd, Benienei Hauma Ltd.,
Jerusalem Zoo Ltd. and the Jerusalem Development Authorities Ltd.

BARUCH KIRSHSTEIN
Director
10 Alfassi Street, Jerusalem, Israel
General Manager of B. Kirshstein Ltd.

GILBOA KANOT LTD.          *
Director
4 Raoul Wallenberg, Tel-Aviv, Israel
A private company

DALIOT KANOT LTD.          *
Director
4 Raoul Wallenberg, Tel-Aviv, Israel
A private company

A-1

HARDOF KANOT LTD.         *
Director
4 Raoul Wallenberg, Tel-Aviv, Israel
A private company

VERED KANOT LTD.            *
Director
4 Raoul Wallenberg, Tel-Aviv, Israel
A private Company

DAVID DAVID
Chief Executive Officer
7 Tidhar Street, Ramat-Efal, Israel
Chief Executive Officer of Pass-Port Ltd.

* In Israel, directors need not be individuals. Each of the following three individuals are Directors and Executive Officers of each corporate Director of JOEL named above.

(1)	Zeev Livat
18 Hazait Street, Karme Yosef, Israel
Fleet Engineer and Manager of Taabura Company, a privately owned company involved in the transpotation of cement
Industrial Zone, P.O. Box 320, Ramla, Israel

(2)	Zvika Livnat
18 Hazait Street, Karme Yosef, Israel
Commercial Manager of Taabura Company

(3)	Yuval Ran
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Chairman of the Board and Chief Executive Officer of Israel Credit Lines (Central) Ltd. and
Israel Credit Lines Complementary Financial Services Ltd.,
Manager of the Prime and Promote Group of Companies.

A-2

SCHEDULE B
DIRECTORS AND EXECUTIVE OFFICERS
OF
PASS-PORT LTD.

HAIM TSUFF
Director
12 Haporzim Street, Petach Tikva, Israel
Manager of several companies
Citizen of Israel and the Netherlands

JACOB MALCHA
Director
34 Nordau Street, Petach Tikva, Israel
Attorney; director of Polygon Co., a textile company

MICHAEL VALDAN
Director
35 Burla Street, Tel-Aviv, Israel
Advisor in the field of chemistry and petro-chemistry in Israel and abroad

DR. ESTI BAT
Director
2 Dov Gruner, Herzliya, Israel
Marketing Manager, Initiator of Projects in ESI, Ltd., a privately owned company,
Lecturer at the Tel-Aviv University

ARAZIM KANOT LTD.           *
Director
4 Raoul Wallenberg, Tel-Aviv, Israel

BROSHIM KANOT LTD.        *
Director
4 Raoul Wallenberg, Tel-Aviv, Israel

DAVID DAVID
Chief Executive Officer
7 Tidhar Street, Ramat-Efal, Israel
Chief Executive Officer of J.O.E.L. Jerusalem Oil Exploration Ltd.

* In Israel, directors need not be individuals. Each of the following three individuals are Directors and Executive Officers of each corporate Director of Pass-Port named above.

(1)	Zeev Livat
18 Hazait Street, Karme Yosef, Israel
Fleet Engineer and Manager of Taabura Company, a privately owned company involved in the transportation of cement
Industrial Zone, P.O. Box 320, Ramla, Israel

B-1

(2)	Zvika Livnat
18 Hazait Street, Karme Yosef, Israel
Commercial Manager of Taabura Company

(3)	Yuval Ran
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Chairman of the Board and Chief Executive Officer of Israel Credit Lines (Central) Ltd. and
Israel Credit Lines Complementary Financial Services Ltd.,
Manager of the Prime and Promote Group of Companies

B-2

SCHEDULE C
DIRECTORS AND EXECUTIVE OFFICERS OF
ISRAEL CREDIT LINES (CENTRAL) LTD.

YUVAL RAN
Chairman of the Board and Chief Executive Officer
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Management of the Prime and Promote Group of Companies

NATHAN TURNER
Director
23 Yehuda Hanasi Street, Tel-Aviv, Israel
Director of the Prime Group Companies (financial services)

AVRAHAM GOLDRICH
Director
11/B Pomorock Street, Tel-Aviv, Israel
Director of the Prime and Promote Group of Companies (financial services) and the Goldrich Group of Companies

NATHAN SCHWARTZ
Director
10 Harechasim Street, Ramat-Gav, Israel
Director of the Prime and Promote Group of Companies (financial services)

C-1

SCHEDULE D
DIRECTORS AND EXECUTIVE OFFICERS
OF
ISRAEL CREDIT LINES COMPLEMENTARY FINANCIAL SERVICES LTD.

YUVAL RAN
Chairman of the Board and Chief Executive Officer
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Manager of the Prime and Promote Group of Companies (financial services)

ISRAEL KRIGER
Director
5 Haagur Street, Ramat-Hasharon, Israel
Manager of the Berl Katsnelson Foundation

OFFER FEINSHTEIN
Director
20 Hamery Street, Givataim, Israel
Supervisor of exchange activities of Israel Complementary Financial Services Ltd.

AVRAHAM GOLDRICH
Director
11/B Pomorock Street, Tel-Aviv, Israel
Director of the Prime and Promote Group of Companies (financial services) and the Goldrich Group of Companies (investments)

ABRAHAM BRENER
Director
54 Pinkas Street, Tel-Aviv, Israel
Financial Advisor, Chairman of the Board of the Israel-American Bank Ltd.

D-1

SCHEDULE E
DIRECTORS AND EXECUTIVE OFFICERS
OF
K.U. INTEGRATED HOLDINGS LTD.

YUVAL RAN
Director
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Chairman of the Board and Chief Executive Officer of Israel Credit Lines (Central) Ltd. and
Israel Credit Lines Complementary Financial Services Ltd.;
Manager of the Prime and Promote Group of Companies

HAIM TSUFF
Director
12 Haporzim Street, Petach Tikva, Israel
Manager of several companies
Citizen of Israel and the Netherlands

E-1

SCHEDULE F
DIRECTORS AND EXECUTIVE OFFICERS
OF
UNITED KINGSWAY LTD.

HAIM TSUFF
Director
12 Haporzim Street, Petach Tikva, Israel
Manager of several companies
Citizen of Israel and the Netherlands

ROBERT JEAN ERCKENS
1 Avenue Des Tourterellef 1950, Krainem, Belgium
Manager of several shipping companies
Citizen of Belgium

F-1

SCHEDULE G
DIRECTORS AND EXECUTIVE OFFICERS
OF
MICHLOL KANOT HOLDINGS LTD

ZEEV LIVNAT
Director
18 Hazait Street, Karme Yosef, Israel
Fleet Engineer and Manager of Taabura Company,
a privately owned company involved in the transpotation of cement
Industrial Zone, P.O. Box 320, Ramla, Israel

ZVIKA LIVNAT
Director
18 Hazait Street, Karme Yosef, Israel
Commercial Manager of Taabura Company

YUVAL RAN
Director
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Chairman of the Board and Chief Executive Officer of Israel Credit Lines (Central) Ltd. and
Israel Credit Lines Complementary Financial Services Ltd.,
Manager of the Prime and Promote Group of Companies.

G-1

SCHEDULE H
DIRECTORS AND EXECUTIVE OFFICERS
OF
CARMEN ASSETS AND INVESTMENTS LTD.

ZEEV LIVNAT
Director
18 Hazait Street, Karme Yosef, Israel
Fleet Engineer and Manager of Taabura Company, a privately owned company involved in the transpotation of cement
Industrial Zone, P.O. Box 320, Ramla, Israel

SHAY LIVNAT
Director
18 Hazait Street, Karme Yosef, Israel
General Manager of Tashtit - a subsidiary of Taabura Company Construction Machinery Ltd., a privately owned Company involved in the importing of DAF trucks

AVRAHAM LIVNAT
Director
18 Hazait Street, Karme Yosef, Israel
Managing Director of Taabura Company

ZVIKA LIVNAT
Director
18 Hazait Street, Karme Yosef, Israel
Commercial Manager of Taabura Company

H-1